Exhibit 99.1

Snail, Inc. Reports Second Quarter 2023 Financial Results

Culver City, CA – August 14, 2023 – Snail, Inc. (Nasdaq: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for the three months ended June 30, 2023.

Jim Tsai, Chief Executive Officer of Snail, commented: “Earlier last month we had to make the difficult decision to delay the release of ARK: Survival Ascended. We are expected to launch the game in October 2023. The title has passed QC and beta testing and now in the last stages of development. We are excited to bring our fans a remastered ARK game with loads of new content and world to explore.”

Second Quarter 2023 and Subsequent Financial and Business Highlights

●	Revenue was $9.9 million for the three months ended June 30, 2023, compared to revenue of $15.5 million in the prior year period, representing a decrease of $5.6 million year over year. The decrease in net revenues was due to a decrease in sales of ARK, partially attributed to a decrease in the number of days on sale in one of our primary platform partners and partially due to the upcoming release of ARK: Survival Ascended. ARK sales and in-game purchases decreased by $5.3 million. Sales of the Company’s smaller titles decreased by a collective $0.6 million. These decreases in the Company’s smaller titles were partially offset by an increase of $0.1 million in revenue related to West Hunt.

●	ARK: Survival Evolved. In the three months ended June 30, 2023, ARK: Survival Evolved averaged a total of 240,522 daily active users (“DAUs”) versus 359,077 DAUs in the prior year period.

○	ARK units sold decreased for the second quarter 2023 compared to the same period last year; approximately 0.9 million vs. 1.6 million, respectively.

○	Through June 30, 2023, total playtime for the ARK franchise amounted to 3.3 billion hours with an average playing time per user of more than 162 hours and with the top 21.0% of all players spending over 100 hours in the game, according to data from the Steam platform.

●	Net loss was $4.1 million for the three months ended June 30, 2023 as compared to a net loss of $1.0 million for the three months ended June 30, 2022, representing a decrease of $3.1 million. The decrease was primarily due to a decrease in revenue of $5.6 million, an increase in research and development expense of $1.0 million, an increase in interest expense of $0.1 million, and an increase in internet, server, and data costs of $0.3 million, partially offset by a decrease in royalties of $1.2 million, a decrease in license cost and license right amortization of $1.6 million, a decrease in merchant and engine fees of $0.5 million, and a decrease in the Company’s tax provision of $0.8 million.

●	Bookings for the three months ended June 30, 2023 decreased by $5.8 million, or 38.5%, compared to the three months ended June 30, 2022, primarily as a result of a decrease in ARK revenues and in game purchases which contributed to $5.3 million of the decrease during the three months ended June 30, 2023. The decrease in ARK revenues during the three months ended June 30, 2023 was due partially to fewer sales days in the period and the anticipated release of ARK: Survival Ascended.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2023 was a loss of $4.8 million compared to a loss of $1.1 million in the prior year period.

●	As of June 30, 2023, unrestricted cash was $3.0 million versus $12.9 million as of December 31, 2022.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Total net revenue	$9.9	$15.5	$23.4	$43.5
Change in deferred net revenue	(0.6)	(0.4)	(0.8)	(3.0)
Bookings	$9.3	$15.1	$22.6	$40.5

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Net (loss) income	$(4.1)	$(1.0)	$(7.1)	$4.8
Interest income and interest income – related parties	-	(0.1)	(0.1)	(0.6)
Interest expense and interest expense – related parties	0.3	0.2	0.6	0.4
(Benefit from) provision for income taxes	(1.1)	(0.3)	(1.9)	1.2
Depreciation and amortization expense, property and equipment	0.1	0.1	0.2	0.3
EBITDA	$(4.8)	$(1.1)	$(8.3)	$6.1

Webcast Details

The Company will host a webcast at 5:00 PM ET today to discuss the second quarter 2023 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

Contacts:

Investors:

investors@snail.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflict involving Russia and Ukraine on its business and the global economy generally; rulings by courts or other governmental authorities; the Share Repurchase Program, including expectations regarding the timing and manner of repurchases made under the program; its plans to pursue and successfully integrate strategic acquisitions; assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, annual reports on Forms 10-K and quarterly reports on 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022

ASSETS

Current Assets:
Cash and cash equivalents	$2,960,160	$12,863,817
Restricted escrow deposit	1,025,193	1,003,804
Accounts receivable, net of allowances for credit losses of $19,929 and $31,525, respectively	4,963,566	6,758,024
Accounts receivable - related party, net	11,733,226	11,344,184
Loan and interest receivable - related party	102,745	101,753
Prepaid expenses - related party	2,500,000	-
Prepaid expenses and other current assets	12,216,801	10,565,141
Total current assets	35,501,691	42,636,723

Restricted cash and cash equivalents	1,113,960	6,374,368
Prepaid expenses - related party	5,582,500	5,582,500
Property, plant and equipment, net	4,881,629	5,114,799
Intangible assets, net - license - related parties	326,087	1,384,058
Intangible assets, net - other	272,119	272,521
Deferred income taxes	9,490,241	7,602,536
Other noncurrent assets	180,778	198,668
Operating lease right-of-use assets, net	3,032,069	3,606,398
Total assets	$60,381,074	$72,772,571

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$8,658,585	$9,452,391
Accounts payable - related party	19,611,207	19,918,259
Accrued expenses and other liabilities	2,678,848	1,474,088
Interest payable - related parties	527,770	527,770
Revolving loan	6,000,000	9,000,000
Short term note	2,916,667	5,416,666
Current portion of promissory note	2,845,303	86,524
Current portion of deferred revenue	4,125,505	4,335,404
Current portion of operating lease liabilities	1,437,140	1,371,227
Total current liabilities	48,801,025	51,582,329

Accrued expenses	384,150	457,024
Promissory note, net of current portion	-	3,221,963
Deferred revenue, net of current portion	4,660,343	5,216,042
Operating lease liabilities, net of current portion	2,191,465	2,930,529
Total liabilities	56,036,983	63,407,887

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 9,251,420 shares issued, 7,901,145 and 8,053,771 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	925	925
Class B common stock, $0.0001 par value, 100,000,000 shares authorized, 28,748,580 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2,875	2,875
Additional paid-in capital	25,708,907	23,436,942
Accumulated other comprehensive loss	(286,173)	(307,200)
Accumulated deficit	(11,914,059)	(4,863,250)
	13,512,475	18,270,292
Treasury stock at cost (1,350,275 and 1,197,649 shares, respectively)	(3,671,806)	(3,414,713)
Total Snail, Inc. equity	9,840,669	14,855,579
Noncontrolling interests	(5,496,578)	(5,490,895)
Total stockholders’ equity	4,344,091	9,364,684
Total liabilities, noncontrolling interests and stockholders’ equity	$60,381,074	$72,772,571

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenues, net	$9,892,253	$15,463,522	$23,350,741	$43,518,113
Cost of revenues	9,335,765	12,259,514	20,196,702	27,973,329

Gross profit	556,488	3,204,008	3,154,039	15,544,784

Operating expenses:
General and administrative	3,937,234	4,250,882	8,462,985	9,046,094
Research and development	1,200,842	179,050	2,574,639	363,006
Advertising and marketing	168,292	212,039	272,841	370,710
Depreciation and amortization	118,110	138,791	233,170	307,108
Total operating expenses	5,424,478	4,780,762	11,543,635	10,086,918

(Loss) income from operations	(4,867,990)	(1,576,754)	(8,389,596)	5,457,866

Other income (expense):
Interest income	19,791	17,705	51,264	33,077
Interest income - related parties	499	130,695	992	581,623
Interest expense	(296,237)	(186,213)	(590,820)	(352,268)
Interest expense - related parties	-	(1,496)	-	(3,222)
Other income	-	296,969	8,175	299,653
Foreign currency transaction (loss) gain	(21,845)	7,916	(24,212)	5,510
Total other (expense) income, net	(297,792)	265,576	(554,601)	564,373

(Loss) income before (benefit from) provision for income taxes	(5,165,782)	(1,311,178)	(8,944,197)	6,022,239

(Benefit from) provision for income taxes	(1,081,887)	(327,347)	(1,887,705)	1,202,303

Net (loss) income	(4,083,895)	(983,831)	(7,056,492)	4,819,936

Net (loss) income attributable to non-controlling interests	(4,464)	70,466	(5,683)	63,176

Net (loss) income attributable to Snail, Inc. and Snail Games USA Inc.	(4,079,431)	(1,054,297)	(7,050,809)	4,756,760

Comprehensive income statement:

Other comprehensive income (loss) related to currency translation adjustments, net of tax	18,707	(31,199)	21,027	(82,402)

Total comprehensive (loss) income	$(4,060,724)	$(1,085,496)	$(7,029,782)	$4,674,358

Net (loss) income attributable to Class A common stockholders:
Basic	$(879,665)	$(1,054,297)	$(1,522,005)	$4,756,760
Diluted	$(879,665)	$(1,054,297)	$(1,522,005)	$4,756,760

Net loss attributable to Class B common stockholders:
Basic	$(3,199,766)	$-	$(5,528,804)	$-
Diluted	$(3,199,766)	$-	$(5,528,804)	$-

(Loss) income per share attributable to Class A and B common stockholders:
Basic	$(0.11)	$(0.03)	$(0.19)	$0.14
Diluted	$(0.11)	$(0.03)	$(0.19)	$0.14

Weighted-average shares used to compute income per share attributable to Class A common stockholders:
Basic	7,901,145	35,000,000	7,914,096	35,000,000
Diluted	7,901,145	35,000,000	7,914,096	35,000,000

Weighted-average shares used to compute income per share attributable to Class B common stockholders:
Basic	28,748,580	-	28,748,580	-
Diluted	28,748,580	-	28,748,580	-

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the Six Month Period Ended June 30,	2023	2022

Cash flows from operating activities:
Net (loss) income	$(7,056,492)	$4,819,936
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization - intangible assets - license	-	250,000
Amortization - intangible assets - license, related parties	1,057,971	3,701,959
Amortization - intangible assets - other	402	448
Amortization - loan origination fees	20,726	12,557
Depreciation and amortization - property and equipment	233,170	307,108
Stock-based compensation expense	385,365	-
Gain on lease termination	-	(122,533)
Gain on paycheck protection program and economic injury disaster loan forgiveness	-	(174,436)
Loss on disposal of fixed assets	-	2,433
Interest income from shareholder loan	-	(580,878)
Interest income from restricted escrow deposit	(21,389)	-
Deferred Taxes	(1,887,705)	-

Changes in assets and liabilities:
Accounts receivable	1,794,458	4,730,110
Accounts receivable - related party	(389,042)	(2,505,580)
Prepaid expenses - related party	(2,500,000)	(4,375,000)
Prepaid expenses and other current assets	234,940	(984,632)
Other noncurrent assets	(2,903)	(15,944)
Accounts payable	(701,488)	1,323,972
Accounts payable - related party	(307,052)	(222,536)
Accrued expenses	1,131,886	363,240
Interest receivable - related parties	(992)	-
Interest payable - related parties	-	1,994
Lease liabilities	(98,822)	(69,188)
Deferred revenue	(765,599)	(3,021,554)
Net cash (used in) provided by operating activities	(8,872,566)	3,441,476

Cash flows from investing activities:
Purchases of property and equipment	-	(5,256)
Repayment on Pound Sand note	-	1,496,063
Net cash provided by investing activities	-	1,490,807

Cash flows from financing activities:
Repayments on promissory note	(46,517)	(38,759)
Repayments on short-term note	(2,916,666)	(2,083,333)
Repayments on revolving loan	(3,000,000)	-
Borrowings on short-term note	-	10,000,000
Payments on paycheck protection program and economic injury disaster loan	-	(90,198)
Refund of payments on paycheck protection program and economic injury disaster loan	-	48,305
Cash dividend declared and paid	-	(8,200,000)
Purchase of treasury stock	(257,093)	-
Payments of offering costs in accounts payable	(92,318)	-
Net cash used in financing activities	(6,312,594)	(363,985)

Effect of currency translation on cash and cash equivalents	21,095	(63,694)

Net (decrease) increase in cash and cash equivalents, and restricted cash and cash equivalents	(15,164,065)	4,504,604

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	19,238,185	16,554,115

Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$4,074,120	$21,058,719

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$568,908	$339,710
Income taxes	$270,802	$828,012
Noncash transactions during the period for:
Loan and interest payable - related parties	$-	$103,890
Loan and interest receivable - related parties	$-	$(103,890)
Loan and interest from shareholder	$-	$94,934,400
Dividend distribution	$-	$(94,934,400)
Noncash finance activity during the period for:
Refund of dividend withholding tax overpayment	$1,886,600	$-
Gain on paycheck protection program and economic injury disaster loan forgiveness	$-	$(174,436)